QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.16

FREELANCE DIRECTOR'S LOANOUT CONTRACT
THEATRICAL MOTION PICTURE PHOTOPLAY

Agreement ("Agreement"), dated as of January 19, 2004, between OUT OF THE BLUE PRODUCTIONS, LLC ("Producer"), c/o A&A Productions, LLC, 9300 Wilshire Boulevard, Suite 508, Beverly Hills, California 90212, Attention: Gray Frederickson, and GENCO OLIVE OIL, INC. (Federal I.D. #95-4334636) ("Lender"), 4525 Libbit Avenue, Encino, California 91436, for the services of HARRY BASIL ("Director").

1.
SERVICES: Producer engages Lender to furnish Director's services as director of a theatrical motion picture presently entitled "OUT OF THE BLUE" (the "Photoplay"), intended for initial public exhibition theatrically. Director shall render such director services as Producer may require for the Photoplay, including matters involving artistic taste and judgment, and shall promptly and faithfully comply with all instructions, directions, requests, rules and regulations made or issued by Producer and shall perform Director's services conscientiously and to the full limit of Director's ability at all times. In no event shall Director, without Producer's prior written consent, engage the services and/or facilities of any third party in connection with the Photoplay nor deviate or permit any deviation from the final screenplay, or otherwise utilize any element not approved by Producer in connection with the Photoplay. It is expressly understood and agreed that this engagement is a non-union engagement and no guild or union shall have any jurisdiction over Director's services hereunder.

2.
TERM: Director's services shall commence on or about January 28, 2004 for pre-production and on or about April 5, 2004 for commencement of principal photography, and continue until completion of all services required by Producer hereunder (the "Term"). Only those days worked by Director during the pre-production period and the period of principal photography of the Photoplay or those work days guaranteed, whichever is greater, shall be deemed to constitute "work days" hereunder. The days worked by Director in connection with the cutting and editing of the Photoplay need not run consecutively with shooting dates nor shall the same constitute "work days" hereunder, and shall be subject to Director's professional availability. No compensation shall be payable for cutting time, or for days not worked when work days are not consecutive.

3.
CONSIDERATION:

  (a)    Guaranteed Consideration: Conditioned upon full performance by Director and Lender, and subject to Producer's rights of suspension and/or termination as set forth herein in the event of Director's material breach or incapacity or the occurrence of an event of force majeure, Producer shall pay Lender the aggregate sum of Seventy-Five Thousand Dollars ($75,000), pursuant to the following schedule:

          (i)    25% upon Lender's and Director's execution of this Agreement;

          (ii)   25% upon the commencement of principal photography of the Photoplay;

          (iii)  25% upon completion of principal photography of the Photoplay; and

          (iv)  25% upon the delivery of the answer print of the Photoplay.

  Payment shall be made on Producer's regular payday of the week following the week during which payment had accrued.

  In addition, Producer shall pay Lender an amount equal to ten percent (10%) of Producer's gross receipts from the exploitation of the Picture after Producer fully recoups all costs which Producer incurs in connection with the Picture (including all costs of production and distribution).

  (b)    No Additional Compensation: The compensation paid to Lender pursuant to Paragraph 3(a) above shall constitute a complete buy out of all uses in all media, whether now known or hereafter invented or devised and Lender is not entitled to receive any other compensation for any use, including television reruns, foreign telecasts, theatrical exhibition, supplemental markets and other uses of the Photoplay or any element thereof.

4.
RIGHTS: Producer shall own all rights in perpetuity in the Photoplay and in all the results and proceeds of Director's services. Producer shall have the right to obtain copyright and renewals of copyright and other protection of the Photoplay in its name. Producer may assign this Agreement or all or any part of the rights granted herein. Producer may make any changes in, deletions from, or additions to the Photoplay, and Director and Lender waive the right to exercise any right of droit moral. Producer may exhibit, or not exhibit, the Photoplay as Producer may elect in its sole discretion. Producer may use and permit others to use Director's name to advertise and publicize the Photoplay, any television series in which the Photoplay may be exhibited, and, in connection with the Photoplay or such series, any exhibitor or sponsor, its products and services, but not as a direct endorsement. Without limiting the generality of the foregoing, Director hereby assigns all the foregoing rights to Producer and Director hereby irrevocably assigns, licenses and grants to Producer, throughout the universe, in perpetuity, the rights, if any, of Director to authorize, prohibit and/or control the renting, lending, fixation, reproduction and/or other exploitation of the Photoplay by any media or means now known or hereafter devised as may be conferred upon Director under any applicable laws, regulations or directives, including, without limitation, any so-called "Rental and Lending Rights" pursuant to any European Economic Community ("EEC") directives and/or enabling or implementing legislation, laws or regulations enacted by the member nations of the EEC. Director hereby acknowledges that the compensation payable hereunder includes adequate and equitable remuneration for the Rental and Lending Rights and constitutes a complete buy-out of all Rental and Lending Rights. In connection with the foregoing, Director hereby irrevocably grants to Producer, throughout the Universe, in perpetuity, the right to collect and retain for Producer's own account any and all amounts payable to Director in respect of Rental and Lending Rights and hereby irrevocably directs any collecting societies or other persons or entities receiving such amounts to pay such amounts to Producer, and the the extent Producer does not so collect such amounts, or is deemed ineligible to collect such amounts, Producer may, in Producer's sole discretion, deduct from any and all amounts otherwise payable to Director under this Agreement any and all amounts paid or payable to Director under this Agreement any and all amounts paid or payable to Director by any party in respect of Rental and Lending Rights. Producer may assign this Agreement or all or any part of the rights granted herein. Producer may use and permit others to use Director's name and likeness to advertise and publicize the Photoplay, any element thereof, Producer or any exhibitor, its products and services. All of Producer's rights shall continue, notwithstanding expiration of the Term, or termination of this Agreement or Director's services for any reason.

5.
PAY OR PLAY: Nothing herein contained shall obligate Producer to permit Director actually to render services, and Producer shall fully have discharged its obligations to Lender by payment of the compensation provided for in Paragraph 3 above.

6.
CUTTING AUTHORITY: The individual who has final cutting authority over the Photoplay is Gray Frederickson.

7.
CONTINGENCIES; INCAPACITY; DEFAULT: Without prejudice to Producer's other remedies and notwithstanding a prior suspension of payment, Producer may suspend and/or terminate Director's services and Producer's further payment obligations for Lender's or Director's breach or default hereunder (collectively, a "Default"), or Lender's or Director's incapacity, disability or inability, failure or refusal to perform under this Agreement, whether or not excusable at law (collectively, a "Disability"), or if, for any reason beyond Producer's control, including without limitation a "Labor Interruption" as defined below, Producer's development production or exploitation of the Photoplay is materially interrupted or impeded (collectively, an "Extrinsic Event"). Without prejudice to its other remedies and notwithstanding a prior suspension of payment, Producer may suspend and/or terminate Director's services and Producer's further payment obligations for Director's breach, or inability, failure or refusal to perform, whether or not excusable at law, or if, for any reason beyond Producer's control, Producer's production of the Photoplay is materially interrupted or impeded. Producer may suspend payment while the Default, Disability, or Extrinsic Event continues and extend the Term and postpone all dates provided herein which occur during or after such contingency event by a period equal to the period of its duration.

8.
LABOR INTERRUPTION: "Labor Interruption" means an interruption or interference with Producer's production of the Photoplay as a result of a dispute between Producer and any collective bargaining representative, including, without limitation, any strike, lockout, boycott, slowdown or picketing arising out of such dispute. If a Labor Interruption occurs, Producer shall have the following rights:

  (a)    The right to suspend the services of Director and the running of time under this Agreement for the period (the "Interruption Period") from the commencement of first interruption or the interference with such production occasioned thereby until the settlement of the dispute involved to the extent that will permit resumption of continuous production, plus the period reasonably necessary to prepare for such resumption; and/or

  (b)    should such Labor Interruption give rise to a cancellation of the order for development, production and/or exhibition of the Photoplay, the Producer shall have the right to cancel the engagement of Lender hereunder.

  Producer shall notify Lender of Producer's decision to exercise either or both of Producer's rights pursuant to subparagraphs (a) or (b), above and such notification may be given orally or in a written notice to Lender or Director.

9.
NOTICES: A written notice to Lender and Director shall be given orally, by delivery in person to Director's agent, or by mailing or faxing it to Lender and Director care of Director's agent; the date of personal deliver, or of mailing or faxing, shall be deemed the date of receipt. Any notice by Lender or Director to Producer shall be in writing given by delivery to Producer, or by mailing or faxing it to Producer at the address referred to above, with a courtesy copy to Robert M. Angel, A Professional Corporation, 11601 Wilshire Boulevard, Suite 2200, Los Angeles, California 90025. Either party may designate a substitute address by written notice to the other.

10.
EXCLUSIVITY: Director's services shall be rendered on an exclusive basis hereunder during the pre-production period and the period of principal photography of the Photoplay. All other times during the Term, Director shall not render services for Director, Lender or any third party, which would materially interfere with the rendition of services Producer may require hereunder.

11.
BILLING: Subject to Director's satisfactory completion of all required services and Lender and Director not being in breach of their respective representations, warranties, and obligations under this Agreement, Producer shall accord Director a "Directed by" credit on screen in the main titles in accordance with industry custom and practice for director credits. Producer shall determine the exact style, nature, size and placement of Director's credit Producer in Producer's sole discretion. No casual or inadvertent failure by Producer or any other person or entity to comply with the provisions of this Paragraph 11 shall be deemed a breach of this Agreement and no failure by any third party to accord any credit to Director in accordance with the terms of this Agreement shall constitute a breach by Producer of this Agreement. In the event of any breach of Producer's credit obligations hereunder, Lender's and Director's sole remedy shall be for damages in an action at law, and neither Lender nor Director shall be entitled to equitable relief, by way of injunction or otherwise.

12.
LENDER'S OBLIGATIONS AS EMPLOYER: Lender warrants that it now has and will continue to have during the Term a valid and legally enforceable employment agreement with Director providing for such rights and remedies as may enable Lender fully to comply with all of its obligations hereunder. Lender agrees to enforce such contract, by legal proceedings, if necessary, and Lender irrevocably appoints Producer its attorney-in-fact to so enforce such contract, and upon Producer's request, will assign such contract, or such rights thereunder, as may be required, in order to insure full performance by Director. Lender will discharge all obligations of an employer with respect to Director's services hereunder, including, but not limited to, payment of payroll taxes, making all deductions and withholdings required by law, and carrying Workers' Compensation Insurance.

13.
WORKERS' COMPENSATION: Lender hereby agrees and acknowledges that:

  (a)    notwithstanding that Lender is furnishing Director's services to Producer hereunder (as distinguished from the employment of Director by Producer), for the purposes of any applicable Workers' Compensation statute, an employment relationship exists between Producer and Director, Producer being Director's special employer hereunder and Lender being Director's general employer (as the terms "special employer" and "general employer" are understood for purposes of Workers' Compensation Statutes);

  (b)    as between Lender and Producer, Producer shall have the exclusive right to direct and control the performance of Director's services hereunder, including, without limitation, the manner and means by which Director will perform such services;

  (c)    for purposes of any applicable Workers' Compensation stature, Producer is the special employer of each other person (hereinafter "other special employee") whose services are furnished to Producer by any corporation or other entity under an agreement pursuant to which Producer has the right to direct and control the performance of such other special employee's services;

  (d)    for purposes of determining the rights and remedies, if any, of Lender, Director and/or Director's heirs, executors, administrators, successors and assigns, by reason of any injury or illness which falls within the purview of a Workers' Compensation statute and which is sustained by Director during the period of Director's services hereunder and/or any disability or death suffered by Director as a result of such an injury or illness, the following shall apply:

          (i)    The rights and remedies, if any, of Director and/or Director's heirs, executors, administrators, successors and assigns against Producer and/or Producer's agents and/or employees (including, without limitation, any other special employee) by reason of such injury, illness, disability or death shall be governed by and limited to those provided under such Workers' Compensation statute;

          (ii)   Neither Producer, nor Producer's agents or employees, shall have any obligation or liability to Lender by reason of any such injury, illness, disability or death;

          (iii)  Neither Lender nor Director, nor any of Director's heirs, executors, administrators, successors or assigns, shall assert any claim or bring any action by reason of such injury, illness, disability or death against any corporation or other entity which furnishes to Producer the services of any other special employee; and

          (iv)  Lender shall indemnify, defend (with counsel acceptable to Producer) and hold Producer and Producer's agents and employees harmless from any loss, cost, liability or expense arising from any claim asserted and/or action brought by Director or any other party (whether against Lender, Producer, Producer's agents and/or employees, including without limitation, any other special employee and/or any corporation or other entity which furnishes to Producer the services of any other special employee) by reason of any such injury, illness, disability or death other than any claim or action permitted under such Workers' Compensation statute; and

  (e)    if the applicability of any Workers' Compensation statute to the engagement of Director's services hereunder is dependent upon (or may be affected by) an election on the part of Lender, Director and/or Producer, such election is hereby made.

14.
IMMIGRATION REFORM AND CONTROL ACT OF 1986 (IRCA): This engagement is subject to Director providing the requisite documents required by IRCA and completing and signing the required Form I-9 pursuant to IRCA Section 274a.2. Director shall comply with the immigration verification employment eligibility provisions required by law.

15.
LEGAL AND EQUITABLE RELIEF:

  (a)    Lender and Producer agree that Director's services are of a special, unique, unusual, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and in the event of any breach of this Agreement by Lender or Director, Producer shall be entitled to seek equitable relief, by way of injunction or otherwise and/or may prosecute an action at law for damages.

  (b)    The sole right of Lender and Director as to any breach hereunder by Producer shall be the recovery of money damages, if any, and the rights herein granted by Lender and Director shall not terminate by reason of such breach. In no event may Lender or Director terminate or rescind this Agreement or obtain injunctive or other equitable relief by reason of any breach of any of Producer's obligations hereunder.

  (c)    The waiver by either party of any breach hereof shall not be deemed a waiver of any prior or subsequent breach hereof. All remedies of each party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

16.
DEDUCTIONS: Producer may deduct and withhold, from any moneys payable to Lender or Director, such amounts as Producer may be legally required to deduct and withhold.

17.
SERVICE OF PROCESS: In any action or proceeding commenced in any court in the State of California for the purpose of enforcing this Agreement or any right granted in it or growing out of it or any order or decree based on it, any summons, order to show cause, writ, judgment, decree or other process may be delivered to Lender or Director personally outside of California, in which event Lender and Director shall be subject to the jurisdiction of such court and amenable to such process as if it had been served in the State of California and the County of Los Angeles. Without limiting the foregoing, Lender agrees to designate a person within Los Angeles County as Lender's and Director's agent for the service of any such process.

18.
ASSIGNMENT: Producer may assign this Agreement or any of Producer's rights hereunder to any person or entity. No such assignment shall relieve Producer of its obligations hereunder.

19.
WARRANTIES:

  (a)    Free to Enter into Agreement: Lender warrants that Director has the right and is free to enter into this Agreement and that neither Lender nor Director will do or permit any act which would interfere with or derogate from Director's full performance hereunder or Producer's exercise of the rights herein granted.

  (b)    Director's Material: Lender warrants and represents that with respect to material supplied by Director hereunder, such material:

          (i)    shall be Director's original creation (except for material in the public domain and/or included at Producer's direction or provided to Director by Producer);

          (ii)   to the best of Lender's and Director's knowledge and belief in the exercise of reasonable prudence, does not and will not defame, infringe upon or violate the rights of any kind, including the right of privacy, of any person, and

          (iii)  to the best of Lender's and Director's knowledge and belief in the exercise of reasonable prudence, is not the subject of any litigation or claim that might give rise to litigation.

20.
INDEMNITY:

  (a)    By Lender and Director: Lender and Director shall defend, indemnify and hold Producer, its licensees and assigns, and the directors, officers, employees and agents of the foregoing, harmless from all claims, liabilities, damages, costs and legal fees arising from any breach by Lender an/or Director of any warranty or agreement made by Lender and/or Director hereunder or from any use of the rights granted and/or materials provided to Producer by Lender or Director hereunder.

  (b)    By Producer: Producer shall defend, indemnify and hold Lender and Director harmless from all claims, liabilities, damages, costs and reasonable outside attorneys' fees arising from the use of any material supplied Director by Producer or incorporated at Producer's direction.

21.
EFFECT OF TERMINATION: No termination by either party under this Agreement shall affect the rights and obligations which customarily survive the termination of an employment agreement, including, without limitation, the ownership and use by Producer of the results and proceeds of Director's services under this Agreement and Producer's executory obligations.

22.
ENTIRE AGREEMENT: This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and all previous agreements, warranties and representations, if any, are merged herein. This Agreement may not be changed, modified, renewed, extended, or discharged or any covenant or provision thereof waived except by an agreement in writing signed by the party against whom enforcement of the change, modification, renewal, extension, discharge or waiver is sought. If any provisions of this Agreement are held to be void or unenforceable, all other provisions hereof shall continue in full force and effect. The terms and conditions of this Agreement shall be construed in accordance with the law of the State of California regardless of where services hereunder may be performed. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any paragraph of this Agreement or of the agreement itself. This Agreement is not subject to any claim against Producer for fees or commissions by any of Lender's or Director's agents, managers, attorneys, personal representatives, or any other person.

OUT OF THE BLUE PRODUCTIONS, LLC GRAYMARK PRODUCTIONS, INC.
		By:	/s/ JOHN SIMONELLI
		Its:	Manager
ACCEPTED AND AGREED:
GENCO OLIVE OIL, INC.
By:	/s/ HARRY BASIL
Its:

QuickLinks

FREELANCE DIRECTOR'S LOANOUT CONTRACT THEATRICAL MOTION PICTURE PHOTOPLAY